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                                                                     EXHIBIT 1.6

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the use of our report dated September 22, 1995, with respect to the financial statements of Kenlin Pet Supply, Inc. incorporated by reference into the Registration Statement (Form S-4 dated June 5, 1996) and related Prospectus of Central Garden & Pet Supply Company for the registration of 750,000 shares of its common stock and included in its Current Report on Form 8-K dated June 18, 1996, both filed with the Securities and Exchange Commission.


                                                  Ernst & Young LLP


Hackensack, New Jersey
June 27, 1996